Contacts:	Joseph C. Tusa, Jr. Senior Vice President and Chief Financial Officer 713.386.1428 jtusa@comsys.com	David L. Kerr Senior Vice President – Corporate Development 713.386.1420 dkerr@comsys.com

COMSYS IT PARTNERS, INC. ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

Preliminary Diluted Earnings Per Share of $0.47 Exceeds Previous Guidance

HOUSTON, TX (August 2, 2007) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced its preliminary results for the second quarter ended July 1, 2007, including:

•	Revenue for the second quarter of 2007 was $186.6 million, down 0.5% from $187.6 million for the second quarter of 2006, primarily on lower reimbursable expenses. Reimbursable expense revenue declined from $4.6 million in the second quarter of 2006 to $2.2 million in the second quarter of 2007, primarily due to lower consultant-related expenses at one major customer. This decline had no impact on gross margin as the related reimbursable expense was recognized in the same period.

•	Operating income in the second quarter of 2007 was $12.1 million, up from $9.4 million, or 28.5% in the second quarter of last year; and

•	Net income in the second quarter of 2007 was $9.6 million, or $0.47 per diluted share, exceeding management’s second quarter net income guidance of $7.1 million to $7.9 million, or $0.36 to $0.40 of earnings per diluted share. Net income for the second quarter of 2007 includes earnings of approximately $0.01 per diluted share from a lower effective income tax rate compared to the first quarter of 2007. The Company reported net income of $11.4 million for the second quarter of last year, or $0.60 per diluted share, which included $6.4 million, or $0.34 per diluted share, related to the receipt of a federal income tax refund and associated interest.

For the third quarter of 2007, the Company expects to report revenue in a range of $185 million to $190 million and net income in the range of $9.1 million to $9.9 million, or approximately $0.45 to $0.49 per diluted share, on one less billing day compared with the second quarter of 2007. These estimated net income amounts are based on an effective tax rate of 7%.

Conference Call Information
COMSYS will host a conference call on August 9, 2007, at 10:00 a.m. Eastern time to discuss its final quarterly financial results, which will be released that morning before the market opens. The conference call-in number is (913) 981-5520 and the confirmation number is 6009842. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing (719) 457-0820. Callers should use the pass code 6009842 to gain access to the replay, which will be available through the end of the day on August 16, 2007.

About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading information technology services company with 45 offices across the U.S. and offices in Canada and the United Kingdom. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/ localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions and project management and, if successful, its ability to manage those types of business profitably;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures on the Company’s ability to maintain or improve its operating margins, including any change in the demand for its services;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk that the Company may be subject to claims for indemnification under its customer contracts;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that further cost cutting or restructuring activities could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or the ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in its future SEC filings.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and the Company cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.